Exhibit 99.1

NEWS RELEASE
Contacts:	BIO-key International, Inc. Jay M. Meier, VP Corp Dev. 651-789-6116 Jay.meier@bio-key.com

BIO-key® International, Inc.

Reports Second Quarter 2013 Financial Results

Wall, NJ, August 14, 2013 – BIO-key International, Inc. (OTCBB: BKYI), a leader in fingerprint biometric identification technologies, Cloud-based mobile credentialing and identity verification solutions, today reported financial results for the second quarter ended June 30, 2013.

Three Month Comparisons

Total revenue for the three months ended June 30, 2013 was $422,257, compared to Q2’12 revenue of $532,713, a decrease of roughly 21%. The reduction in sales, year over year, resulted primarily from lower license revenue that was partially offset by higher service revenue. Q2’13 non-recurring service revenue increased 177%, resulting largely from special development projects related to our joint-development agreement with InterDigital Corporation. Q2’13 sales remained more diversified, with three customers accounting for 51% of sales and five customers accounting for 78% of receivables as compared to Q2’12, when two customers represented 81% of sales and 88% of receivables, respectively. Michael DePasquale, BIO-key CEO, noted “Although I am disappointed with orders slipping from our second quarter, it’s the nature of our emerging business. We are, however, tracking to plan with InterDigital, our sales and collections remain more diverse, and we continue to manage expenses well.”

Q2’13 gross margin increased to 78% from 73% in Q2’12. Operating expenses for Q2’13 decreased 13%, year over year, to $867,475 from $998,220 in Q2’12.  Net loss for Q2’13 was ($554,831), or ($0.01) per diluted share, as compared to net loss of ($613,419), or ($0.01) per diluted share, in Q2’12. Mr. DePasquale continued, “We achieved some of our goals during the quarter, including gaining new certifications and OEM relationships, while holding down expenses. While we see indications of demand pull, we need to execute more tactically to grow the top-line near-term.”

Six Month Comparisons

Total revenue for the six months ended June 30, 2013 was $1,226,900, compared to $1,943,140 for the six months ended June 30, 2012, a decrease of 37%. The reduction in sales resulted primarily from a 63% decrease in license revenue.

For both the six months ended June 30, 2013 and 2012, gross margin was 83%. Operating expenses for the six months ended June 30, 2013 increased less than 1% to $1,862,360 from $1,857,591 in 2012.  Net loss for the first half of 2013 was ($870,409), or ($0.01) per diluted share, as compared to a net loss of ($249,921), or less than ($0.01) per diluted share, for the first half of 2012.

Liquidity and Capital Resources

The Company reported cash and cash equivalents of $99,573 at June 30, 2013 compared to $83,989 at December 31, 2012.

Financing transactions in 2013 included the following:

On February 26, 2013, we issued a promissory note in the principal amount of $497,307 (the “InterDigital Note”) to DRNC Holdings, Inc. (“DRNC”).  The InterDigital Note accrues interest at a rate of 7% per annum and matures on December 31, 2015. At June 30, 2013, $497,307 remained payable under the InterDigital Note.

On February 26, 2013, we issued 4,026,935 shares of common stock to DRNC for an aggregate purchase price of $402,693.  DRNC has certain anti-dilution rights as defined.

On February 26, 2013, we also issued 5,000,000 shares of common stock to a limited number of investors for an aggregate purchase price of $500,000.

On July 23, 2013, we issued to certain investors, 3,500,006 shares of our common stock at a purchase price $0.30 per share, for an aggregate purchase price of $1,050,000, and 3,500,006 warrants to purchase additional shares of common stock at an exercise price of $0.40 per share. The warrants will expire five years after the date of the grant.

Mr. DePasquale concluded, “Our recent working capital raise from existing accredited investors provides us with flexibility to continue to invest in sales, marketing and R&D as we position ourselves to compete for business in the oncoming Mobile Credentialing build-out. We are very excited about the opportunities we see emerging.”

Highlights for the second quarter included the following:

●

Received IBM Certification for ISAM for Web. BIO-key is the premier finger biometric authentication solution for ISAM, which connects IBM customers to enterprise applications, eliminating the use of passwords or other cumbersome, less secure authentication solutions

●	Received CA Validation for SiteMinder. BIO-key is the premier finger biometric authentication solution for SiteMinder. CA is the leading integrator in the financial industry.

●

Caradigm, a GE Healthcare and Microsoft Company, agreed to become a BIO-key OEM partner; offering BIO-key technology within their SSO and IAM solutions for healthcare organizations. BIO-key is their exclusive biometric authentication partner.

●

Received a Purchase Order from Knox Community Hospital (OH); which became the first BIO-key / Allscripts Pro EHR integration customer. Allscripts PRO EHR is the largest of the Allscripts platforms, serving small to mid-size practices, clinics and hospitals.

●	Received initial PO from IntrinsiQ oncology EHR providers for customers in the U.S. IntrinsiQ will OEM our technology; presenting it to customers and prospects.

●	Launched the Nigerian Communications Commission National SIM Card registration program, utilizing BIO-key technology to enroll and de-dup over 110,000,000 SIM cards and user credentials.

●	Purchase orders from My Life Plan, Union Pacific, Identimetrics, Davlong, MedFlow, Suncoast, NCR, Phillips and Associates and LexisNexis for continued rollouts.

In conjunction with this release, BIO-key has scheduled a conference call, which will be broadcast live over the Internet on Thursday, August 15th, 2013 at 10:00 a.m. Eastern Time. Participate live via phone by dialing 1-877-317-6789 and asking for the BIO-key Call at least 10 minutes prior to the start time. International callers should dial 412-317-6789. Or join the call live over the Internet by logging on to the web address http://www.bio-key.com

A streaming audio replay of the webcast will be available shortly after the call on www.bio-key.com for a period of thirty days. You can also access the recorded call by dialing 1-877-344-7529 and using access code 10032625. International callers should dial 412-317-0088 and use the same access code.

About BIO-key

BIO-key International, Inc., headquartered in Wall, New Jersey, develops and delivers advanced identification solutions to commercial and government enterprises, integrators, and custom application developers. BIO-key’s award winning, high performance, scalable, cost-effective and easy-to-deploy biometric finger identification technology accurately identifies and authenticates users of wireless and enterprise applications. Our solutions are used in local embedded OEM products as well as some of the world’s largest identification deployments to improve security, guarantee identity, and help reduce identity theft.  BIO-key’s technology is offered directly or by market leading partners around the world. (http://www.bio-key.com)

BIO-key Safe Harbor Statement

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”).  The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements are made based on management's beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act.  These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected or implied by such statements.  These risks and uncertainties include, without limitation, our history of losses and limited revenue, our ability to develop new products and evolve existing ones, market acceptance of biometric solutions, the impact on our business of the recent financial crisis in the global capital markets and negative global economic trends, and our ability to attract and retain key personnel.  For a more complete description of these and other risk factors that may affect the future performance of BIO-key International, Inc., see “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other filings with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made.  The Company undertakes no obligation to disclose any revision to these forward-looking statements.

© Copyright 2013 by BIO-key International, Inc.